Exhibit 10.01

2011 ANNUAL BASE SALARY OF NAMED EXECUTIVE OFFICERS FOR

PAY PERIODS ENDING ON OR AFTER JANUARY 1, 2011.

Name and Principal Position	Year	Salary ($)
Steven C. Barre	2011	240,000
Interim Chief Executive Officer and Director

Charles F. Kuehne	2011	240,000
Interim Chief Financial Officer

James E .May	2011	200,000
Chief Administrative Officer and General Counsel